SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 18, 1997

                         Commission File Number 0-12788


                          CASEY'S GENERAL STORES, INC.
             (Exact name of registrant as specified in its charter)


                      IOWA                      42-0935283
   (State or other jurisdiction of            (I.R.S. Employer
    incorporation or organization)           Identification Number)


                       ONE CONVENIENCE BLVD., ANKENY, IOWA
                    (Address of principal executive offices)


                                      50021
                                   (Zip Code)


                                 (515) 965-6100
              (Registrant's telephone number, including area code)


                                      NONE
                          (Former name, former address
                          if changed since last report)

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Item 5.           OTHER EVENTS.

     On December 18, 1997, Casey's General Stores, Inc. (the "Company") issued $18,000,000 in aggregate principal amount of 6.55% Senior Notes due December 18, 2003 (the "Senior Notes"), pursuant to the terms of a Note Agreement dated as of December 1, 1997 (the "Note Agreement") by and among the Company and Principal Mutual Life Insurance Company, Nippon Life Insurance Company of America and TMG Life Insurance Company (together, the "Purchasers"). The Company will apply the proceeds from the sale of the Senior Notes to fund the payment and retirement of certain outstanding Company indebtedness and the acquisition of additional computer equipment for Company operations.

     The Senior Notes bear interest at the rate of 6.55% per annum prior to maturity, payable quarterly on the eighteenth day of March, June, September and December of each year, commencing March 18, 1998, and at maturity, and bear interest on overdue principal (including any overdue required or optional prepayment), premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 8.55% per annum. The Senior Notes mature on December 18, 2003.

     In addition to the payment of all outstanding principal of the Senior Notes at maturity, and regardless of the amount of Senior Notes which may be outstanding from time to time, the Company shall prepay and there shall become due and payable on the eighteenth day of December in each year, prepayment of the principal amount of the Senior Notes in the amount of $3,600,000, or such lesser amount as would constitute payment in full on the Senior Notes, commencing December 18, 1999 and ending December 18, 2002, inclusive, with the remaining principal payable at maturity on December 18, 2003 (the "Required Prepayments"). Each such Required Prepayment shall be at a price of 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment.

     Upon notice as provided in the Note Agreement, the Company may at any time prepay the Senior Notes, in whole or in part, at any time, in an amount of not less than $1,000,000 or in integral multiples of $100,000 in excess thereof (the "Optional Prepayments"). Each Optional Prepayment shall be at a price of (i) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, if the Reinvestment Yield (as defined in the Note Agreement) on the applicable Determination Date (as defined in the Note Agreement), equals or exceeds the interest rate payable on or in respect of the Senior Notes, or
(ii) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, plus a premium, if the Reinvestment Yield on such Determination Date is less than the interest rate payable on or in respect of the Senior Notes. The premium shall equal (X) the aggregate present value of the amount of principal being prepaid and the present value of the amount of interest (exclusive of interest accrued to the date of prepayment) which would have been payable in respect of such principal absent such prepayment, determined by discounting each such amount utilizing an interest factor equal to the Reinvestment Yield, less (Y) the principal amount to be prepaid. Any Optional Prepayment of less than all of the Senior Notes outstanding shall be applied to reduce, pro rata, each of the Required Prepayments and the final payment at maturity.payment at maturity.

     In the Note Agreement, the Company makes certain representations and warranties to the Purchasers and, while any of the Senior Notes are outstanding, agrees to comply with certain affirmative covenants addressing, among other matters, the maintenance of corporate existence, insurance, properties and records and the provision of certain financial information and reports to the Purchasers. The Company also agrees to be bound by certain negative covenants while the Senior Notes are outstanding addressing, among other matters, the net worth, indebtedness and fixed charge ratio to be maintained while the Senior Notes are outstanding, additional Liens (as defined in the Note Agreement), mergers or consolidations, sale of assets and restricted investments. Upon the occurrence of an Event of Default (which, as more fully defined in the Note Agreement, would include, among other matters, nonpayment of the principal of or interest on the Senior Notes or a breach of any of the foregoing covenants), the Purchasers may declare the entire principal amount of the Senior Notes, together with the premium described in the Note Agreement and all accrued interest, to be immediately due and payable.

     Attached hereto as Exhibit 4.5 and incorporated herein by reference is a copy of the Note Agreement between the Company and the Purchasers, and the Annexes and Exhibits thereto, as follows: Annex I - Subsidiaries; Annex II - Existing Indebtedness of the Company; Annex III - Description of Liens; Annex IV
- Schedule of Insurance; Annex V - Iowa Franchise Law Disclosure; Exhibit A - Form of 6.55% Senior Note; and Exhibit B - Statement Regarding Legal Opinions. The foregoing description of the Senior Notes is qualified in its entirety by reference to the Note Agreement and the form of Senior Note described therein.

     Separately, acting at a special meeting on December 22, 1997, the Board of Directors of the Company declared a two-for-one stock split in the form of a 100% stock dividend for shareholders of record on February 2, 1998. The shares being issued as a result of the stock split will be distributed, along with the previously-authorized cash dividend of 3 cents per pre-split share, on February 16, 1998.

Item 7.           EXHIBITS.

4.5 Note Agreement, dated as of December 1, 1997, among Casey's General Stores, Inc. and Principal Mutual Life Insurance Company, Nippon Life Insurance Company of America and TMG Life Insurance Company.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            CASEY'S GENERAL STORES, INC.



Date: January 7, 1998                       By: /s/ Douglas K. Shull
                                               ---------------------------
                                               Douglas K. Shull
                                               Treasurer and Chief Financial
                                               Officer

                                   EXHIBITS


EXHIBIT            DESCRIPTION                                          PAGE

4.5                Note Agreement dated as of December 1, 1997          7
                   between Casey's General Stores, Inc. and
                   Principal Mutual Life Insurance Company,
                   Nippon Life Insurance Company of America and TMG Life Insurance Company



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